UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Event: December 27, 2007

EASY GOLF CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-51760	20-2815911
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10-44 Chester Le Blvd, Toronto, ON M1W2M8 CANADA
(Address of principal executive offices)

Registrant’s telephone number, including area code: 1-647-268-3809

3098 South Highland Drive, Suite 323

Salt Lake City, Utah 84106-6001

(former address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.01 CHANGE IN CONTROL OF REGISTRANT

On December 27, 2007, pursuant to the terms of a stock purchase agreement by and between J. Michael Coombs and Earn System Investment Limited (“Earn System”), a British Virgin Islands corporation, Earn System purchased from Mr. Coombs a total of 2,947,084 shares of common stock (the “Shares”) in Easy Golf Corporation (the “Registrant”).  The Shares purchased by Earn System represent approximately 84.05% of the total number of issued and outstanding common stock of the Registrant.  As a result of the share purchase, Earn System acquired voting control of the Registrant.  Mr. Chipin Tuan, a Taiwanese citizen, owns 100% of the issued and outstanding common stock of Earn System; therefore, Mr. Tuan is the beneficial owner of the Shares.

The amount of consideration for the purchase of the Shares was U.S. $500,000, an amount supplied by Earn System.  The Registrant also agreed to issue to Mr. Coombs, or his assigns, warrants to purchase a total of 100,000 shares of the Registrant's common stock after any potential split of the shares.  The warrants are exercisable at price of $0.50 per share for a period of 5 years from the date of issuance.  In exchange, Mr. Coombs also agreed to satisfy and extinguish all existing debt and liabilities of the Registrant as of December 27, 2007, an amount totaling approximately $65,000.

For the acquisition of the Shares, Earn System used both its own capital, as well the funds of a Hong Kong corporation known as JINA Immunity Investment Company Limited, both of which are 100% owned by Mr. Tuan.

ITEM 5.02 DEPRARTURES OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS

In conjunction with the share purchase transaction between Mr. Coombs and Earn System, on December 27, 2007, Mr. Coombs, the Registrant’s sole officer and director, resigned from his respective positions as the President, Chief Executive Officer and Chief Financial Officer of the Registrant.  His resignation was not due to a disagreement with the Company.

On December 27, 2007, the board of directors of the Registrant appointed Mr. Chipin Tuan as both a director of the Registrant, and as the Registrant’s Chief Financial Officer.  Mr. Chipin Tuan does not have any employment agreements with the Registrant.  Mr. Chipin Tuan is 34 years old.  From November 2007 to the present, he has been the owner of Earn System Investment Limited, a British Virgin Islands corporation that specializes in investment.  As the owner of Earn System he is responsible for the appointment of Earn System’s board of directors.  In addition to the work that Mr. Tuan does with Earn System, from May 2002 to the present, he has been the Director of Bioherb Lab, a company located in Vancouver, British Columbia, Canada, which specializes in herbal product exportation.  As the Director of Bioherb Lab, Mr. Tuan is responsible for the marketing and sales of the company’s herbal products.

On December 27, 2007, the board of directors also appointed Mr. Quanfeng Wang as the Chief Executive Officer of the Registrant.  Mr. Quanfeng Wang does not have any employment agreements with the Registrant. Mr. Quanfeng Wang is 49 years old.  From November 2007 to the present, Mr. Wang has been the director of Earn System Investment Limited, a British Virgin Islands corporation that specializes in investment.  As a director of Earn System, Mr. Wang is responsible for strategic decision making on behalf of Earn System.  In addition to the work that Mr. Wang does with Earn System, he also works as the Chief Executive Officer of Dalian Jingang Andi Bio-Product Co., a Chinese company located in the Dalian Development Area, in Dalian, China, which is in the business of vaccine products.  As the Chief Executive Officer of Dalian Jingang Andi Bio-Product Co., Mr. Wang is responsible for strategic planning, management and execution of all aspects of the company’s operations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASY GOLF CORPORATION

Date: December 28, 2007

/s/ Chipin Tuan

---------------------------------
By:  Chipin Tuan
Its:   Chief Financial Officer